As filed with the Securities and Exchange Commission on January 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-1436829
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

(510) 671-8370

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrea Park

Chief Financial Officer

AgeX Therapeutics, Inc.

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

(510) 671-8370

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard S. Soroko, Esq.

Thompson Welch Soroko & Gilbert LLP

3950 Civic Center Drive

Suite 300

San Rafael, CA 94903

Tel: (415) 448-5000

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee

Primary Offering
Common Stock, par value $0.0001 per share		(2)		(3)		(3)	-
Preferred Stock, par value $0.0001 per share		(2)		(3)		(3)	-
Warrants		(2)		(3)		(3)	-
Units		(2)		(3)		(3)	-
Total Primary Offering					$50,000,000.00		$5,455.00	(4)
Secondary Offering
Common Stock, par value $0.0001 per share	16,447,500	(5)	$1.56	(6)	25,658,100.00	(6)	2,799.30
Common Stock underlying warrants	2,919,299	(7)	$2.60	(8)	7,590,177.40	(8)	828.09
Total	19,366,799				$83,248,277.40		$9,082.39

(1)	Pursuant to Rule 416(a) under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, and such indeterminate number of warrants to purchase shares of common stock and preferred stock, and such indeterminate number of units to be sold by the Registrant which together shall have an aggregate public offering price not to exceed $50,000,000. Any such securities registered hereunder may be sold by the Registrant separately or in combination with the other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

(3)	The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act..

(5)	The Registrant is hereby registering 16,447,500 shares of common stock for resale by the Selling Securityholder named in the prospectus included in this Registration Statement.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock on January 4, 2021, as reported on the NYSE American LLC.

(7)	The Registrant is hereby registering 2,919,299 shares of common stock underlying warrants held by the Selling Securityholder as of the date of filing this Registration Statement.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 8, 2021

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

19,366,799 Shares Common Stock

Offered by the Selling Securityholder

We may, from time to time in one or more offerings, offer and sell up to $50.0 million in the aggregate of common stock, preferred stock, warrants, and units or any combination of the foregoing, either individually or as a combination of one or more of those securities. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution for the Company” for additional information. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also relates to the offer and resale of up to an aggregate of 19,366,799 shares of our common stock, or the Resale Shares, by the security holder identified as the Selling Securityholder in the section of this prospectus entitled “SELLING SECURITYHOLDER.” The Resale Shares include (i) 16,447,500 shares of our common stock presently held by the Selling Securityholder as of the date of this prospectus, and (ii) 2,919,299 shares of our common stock issuable upon the exercise of outstanding warrants, or the Warrants, held by the Selling Securityholder as of the date of this prospectus.

The registration of the Resale Shares on behalf of the Selling Securityholder does not necessarily mean that the Selling Securityholder will offer or sell their Resale Shares pursuant to this prospectus or at any time in the near future. The Selling Securityholder will be responsible for all discounts, selling commissions and other costs related to the offer and sale of the Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus. The Selling Securityholder and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act. We will not receive any of the proceeds from the sale of the Resale Shares being offered by the Selling Securityholder, although we may receive proceeds from cash exercises of the Warrants.

Please read carefully this prospectus, all applicable prospectus supplements, any related free writing prospectuses, and the documents incorporated by reference herein and therein before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the NYSE American under the symbol “AGE”. On January 5, 2021, the last reported sales price of our common stock on the NYSE American was $1.63 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the NYSE American or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

Under the registration statement to which this prospectus forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). The aggregate market value of AgeX’s outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.6 to Form S-3 is $37,903,811, based on 20,712,465 shares of common stock held by non-affiliates and a $1.83 closing price of the common stock on the NYSE American on a date within 60 days prior to the date of this prospectus. No securities have been offered by AgeX pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 in the prior 12-month period that ends on and includes the date of this prospectus, other than $12,600,000 of our common stock that may be issued and sold under the sales agreement dated January 8, 2021 with Chardan Capital Markets LLC, which is being registered concurrently herewith.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and our filings with the Securities and Exchange Commission.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus or any applicable prospectus supplement or any related free writing prospectus for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $50.0 million of any of the securities described in this prospectus. This prospectus also includes shares of common stock that may be sold by the Selling Securityholder from time to time for its own account.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus with respect to that offering. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We and the Selling Securityholder have not authorized anyone to provide you with different or additional information. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website. See “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including for the purpose of allocating risks among such parties, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants do not purport to be accurate as of any date other than when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, including the “Risk Factors” section of this prospectus and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “AgeX,” “we,” “us” or “our” refer to AgeX Therapeutics, Inc.

Overview

We are a biotechnology company focused on the development and commercialization of novel therapeutics targeting human aging and degenerative diseases. Our mission is to apply our comprehensive experience in fundamental biological processes of human aging to a broad range of age-associated medical conditions. We believe that demand for therapeutics addressing such conditions is on the rise, commensurate with the demographic shift of aging in the United States and many other industrialized countries.

Our proprietary technology, based on telomerase-mediated cellular immortality and regenerative biology, allows us to utilize telomerase-expressing regenerative pluripotant stem cells (“PSCs”) for the manufacture of cell-based therapies to regenerate tissues afflicted with age-related chronic degenerative disease. Our main technology platforms and product candidates are:

●	PureStem® PSC-derived clonal embryonic progenitor cell lines that may be capable of generating a broad range of cell types for use in cell-based therapies;

●	UniverCyte™ which uses the HLA-G gene to suppress rejection of transplanted cells and tissues to confer low immune observability to cells;

●	AGEX-BAT1 using adipose brown fat cells for metabolic diseases such as Type II diabetes;

●	AGEX-VASC1 using vascular progenitor cells to treat tissue ischemia; and

●	Induced tissue regeneration or iTR technology to regenerate or rejuvenate cells to treat a variety of degenerative diseases including those associated with aging, as well as other potential tissue regeneration applications such as scarless wound repair.

We own or have licenses to a number of patents and patent applications used in the generation of these technologies and product candidates, as well as a license to use patented HyStem® delivery matrices for the transplant of therapeutic cells.

AgeX plans to use or license its patented UniverCyte™ technology to produce HLA-G-modified pluripotent stem cells that may be used by AgeX or potential licensees such as other biotechnology or pharma companies to derive universally transplantable specific cell types suitable for use in cellular transplant therapies.

AgeX’s other product candidates and its iTR technology are in the discovery stage. The next steps in the development pathway for those product candidates, including any product candidates developed with iTR technology, is the performance of proof-of-concept studies in animal models, potentially followed by further pre-clinical lab and animal studies needed to prepare an investigational new drug or IND submission to the United States Food and Drug Administration or FDA, or a comparable foreign regulatory agency, for permission to commence clinical trials.

We are also sponsoring a research program to derive neural stem cells from PSCs to treat Huntington’s Disease, for which proof of concept studies in animal models have already been conducted at a California university. These neural stem cells may also have applications in other neurological diseases and disorders, such as Alzheimer’s disease and stroke.

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Summary of Risk Factors

Investing in AgeX securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus, and more particularly the risk factors discussed in the documents and other information incorporated by reference in or included in this prospectus for a discussion of the risks you should carefully consider before investing in AgeX securities. Those Risk Factors include but are not limited to the following:

Risks Related to Our Financial Condition

●	We need additional financing to execute our operating plan and continue to operate as a going concern.

●	We do not meet the NYSE American (the “Exchange”) $2,000,000 minimum stockholders equity requirement for continued listing of our common stock on the Exchange, and as a result our common stock could be delisted if we do meet the Exchange’s continued listing standards by December 1, 2021 or if prior to that date we do not make progress toward compliance, satisfactory to the Exchange, under a compliance plan we submitted to the Exchange.

●	We are a discovery-stage development company and have incurred operating losses since our inception. We anticipate that we will incur continued losses for the foreseeable future, and we do not know if we will ever attain profitability.

●	Our ability to continue the development of our product candidates and technologies will be adversely impacted by budget constraints and the reduction in staffing that eliminated most of our research personnel.

●	If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends.

●	We do not currently have any products on the market and have not yet generated any substantial revenues from operations.

●	If the market opportunities for our product candidates are smaller than we believe they are, we may not meet our revenue expectations and, even assuming approval of a product candidate, our business may suffer.

Risks Related to Our Industry

●	We have not tested any of our product candidates in clinical trials. Success in early development and preclinical studies or clinical trials may not be indicative of results obtained in later preclinical studies and clinical trials.

●	The regulatory approval processes of the United States Food and Drug Administration, or the FDA, and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

●	Clinical studies are costly, time consuming and inherently risky, and we may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.

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●	The commercial success of any of our current or future product candidates will depend upon the degree of market acceptance by physicians, patients, third-party payors, and others in the medical community.

●	We will face risks related to the manufacture of medical products for any product candidates that we develop.

●	Any cell-based products that receive regulatory approval may be difficult and expensive to manufacture on a commercial scale.

●	Our product candidates may cause serious adverse events or undesirable side effects or have other properties which may delay or prevent their regulatory approval, limit the commercial profile of an approved label, or, result in significant negative consequences following marketing approval, if any.

●	The price and sale of any products that we may develop may be limited by health insurance coverage and government regulation.

●	We may become dependent on future collaborations to develop and commercialize our product candidates and to provide the regulatory compliance, sales, marketing, and distribution capabilities required for the success of our business.

●	We have no marketing, sales, or distribution resources for the commercialization of any products or technologies that we might successfully develop.

Risks Related to Intellectual Property

●	If we are unable to obtain and enforce patents and to protect our trade secrets, others could use our technology to compete with us, which could limit opportunities for us to generate revenues by licensing our technology and selling our products.

●	There is no certainty that our pending or future patent applications will result in the issuance of patents.

●	Our patents may not protect our technologies or products from competition.

Risks Related to Our Relationship with Juvenescence Limited

●	Conflicts of interest may arise from our relationship with our largest stockholder Juvenescence Limited, or Juvenescence, which owns a significant percentage of our common stock and is a significant creditor and will be able to substantially influence us and exert control over matters subject to stockholder approval and the election of directors. The Chairman of our Board of Directors is the Chief Executive Officer of Juvenescence.

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●	A Secured Convertible Facility Agreement, or the 2020 Loan Agreement, between AgeX and Juvenescence provides that the aggregate principal cash amount outstanding under the 2020 Loan Agreement may be converted, in whole or in part, into shares of AgeX common stock at any time at Juvenescence’s election. The 2020 Loan Agreement and the Warrants issued in conjunction with the 2020 Loan Agreement contain a “change of control blocker” provision intended to prevent Juvenescence from converting an amount of the outstanding loan balance or exercising an amount of Warrants that would result in Juvenescence holding 50% or more of the outstanding shares of AgeX common stock without approval by the AgeX stockholders. As required by the 2020 Loan Agreement, at the 2020 annual meeting of stockholders AgeX submitted to its stockholders a proposal to permit Juvenescence to convert loans outstanding under the 2020 Loan Agreement and to exercise Warrants issued in conjunction with the 2020 Loan Agreement even if the conversion or exercise would result in Juvenescence holding 50% or more of the outstanding shares of AgeX common stock. AgeX stockholders approved that proposal and as a result of that approval, Juvenescence may, through the exercise of Warrants that it holds or through the conversion of outstanding loans to AgeX into shares of AgeX common stock, acquire additional shares of AgeX common stock that would increase Juvenescence’s holdings to more than 50% of the outstanding shares of AgeX common stock. As a controlling stockholder, Juvenescence would have the power to elect all directors of AgeX and to approve or reject all matters submitted for stockholder approval by the AgeX Board of Directors, by Juvenescence, or by other stockholders, including but not limited to: equity compensation plans for employees, officers, and directors; mergers, acquisitions, and consolidations; sales of AgeX assets; and amendments of our certificate of incorporation and bylaws. Furthermore, upon Juvenescence holding more than 50% the outstanding AgeX common stock, AgeX would qualify as a “controlled company” as defined by the NYSE American Company Guide. Being a “controlled company” would entitle AgeX to exempt itself from the requirement that a majority of its directors be “independent” directors as defined in the NYSE American Company Guide, and that the Compensation Committee and the Nominating & Corporate Governance Committee be comprised entirely of independent directors.

Risks Related to the COVID-19 Pandemic

●	The ongoing COVID-19 global pandemic and the worldwide attempts to contain it could harm our business and our results of operations and financial condition could be adversely impacted by such pandemic.

Corporate Information

We were incorporated in 2017 in the state of Delaware and were formerly a majority-owned subsidiary of Lineage Cell Therapeutics, Inc. (formerly known as BioTime, Inc.) (“Lineage”), a publicly-traded biotechnology company. Since December 28, 2018, we ceased to be a subsidiary of Lineage for financial reporting purposes when Lineage’s percentage ownership of our outstanding common stock declined below 50%. As of the date of this prospectus, Lineage’s ownership interest in our common stock has decreased to below 5%, and Lineage no longer exercises significant influence over our operations and management. Our principal executive offices are located at 1101 Marina Village Parkway, Suite 201, Alameda, California 94501. Our telephone number is (510) 671-8370. Our website is www.agexinc.com. Information contained on, or that can be accessed through, our website, is not, and shall not be considered part of, or deemed to be incorporated in, this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks, uncertainties and assumptions described in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein, including the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which will be incorporated by reference into this prospectus. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement.

If one or more of the adverse events relevant to these risks and uncertainties actually occurs, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, including but not limited to those regarding our strategy, plans, objectives, expectations, prospects, future operations, capital resources, financial position, projected costs of and progress with development of our product candidates, regulatory requirements and approvals, commercialization of our product candidates, collaborations, competition, market exclusivity, and intellectual property, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the beliefs and assumptions of our management based on information currently available to management but such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These important factors include but are not limited to those discussed under the “Risk Factors” sections of this prospectus, our Annual Report on Form 10-K, and the other periodic reports and other filings that we file from time to time with the SEC. Accordingly, we cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this note. Before purchasing any securities offered by this prospectus, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

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USE OF PROCEEDS

Except as described in any prospectus supplement in connection with a specific offering, we intend to use the net proceeds from our sale of the securities offered under this prospectus for working capital and general corporate purposes. The principal purposes for which we intend to use the net proceeds from a specific offering and the approximate amounts intended to be used for each such purpose will be set forth in the prospectus supplement relating to that offering. We will not receive any proceeds from the sale of Resale Shares by the Selling Securityholder but we would receive the exercise price of any Warrants that are exercised by the Selling Securityholder.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains or incorporates by reference estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of those markets and their projected growth rates We obtained the industry, market and other data from our own internal estimates and research, as well as from independent industry publications and other publicly available information, including information from government agencies. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of third-party information and we have not independently verified that information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, estimates, forecasts, projections, market research or similar data is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in that data and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, requirements of our then-existing credit agreements and other factors as our board of directors deems relevant.

SECURITIES THAT MAY BE OFFERED

We may offer shares of common stock, shares of preferred stock, warrants, units consisting of a combination of the foregoing securities or any other combination of the foregoing. We may offer up to $50.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. We may issue preferred stock that is exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

The summaries below provide a general description of the securities we may offer and are not intended to be complete. The particular terms of any security will be described in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer, and the preferred stock that we may offer, under this prospectus. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The description of our capital stock below is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and our bylaws, in each case, as amended and as in effect on the date of this prospectus, each of which has been publicly filed with the SEC. Certain terms of our capital stock described below are also based on the Delaware General Corporation Law as in existence on the date of this prospectus, and may be affected by future amendments to such code.

General

Our Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and up to 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote. Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of our common stock do not have any preemptive, subscription, or redemption rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and the purchase price per share;

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●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or exchangeable for, shares of any other class or series of authorized capital stock;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “AGE.”

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock, shares of preferred stock or the other securities registered hereby, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock, other warrants or units, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the designated office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described in this prospectus.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, warrants or other units, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described in this prospectus; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company or other institution may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

AGEX PLAN OF DISTRIBUTION

We may sell our securities directly to one or more investors. We may also sell our securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute our securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

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Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE American. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market making transactions in securities listed on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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SELLING SECURITYHOLDER

This prospectus also relates to the offer and resale of up to an aggregate of 19,366,799 shares of our common stock, or the Resale Shares, by Juvenescence Limited as the Selling Securityholder. The Resale Shares are comprised of: (i) 16,447,500 shares held by the Selling Securityholder as of the date of this prospectus, and (ii) 2,919,299 shares issuable upon the exercise of Warrants held by the Selling Securityholder as of the date of this prospectus.

Selling Securityholder Table

The following table and accompanying footnotes, which were prepared based on information furnished to us by or on behalf of the Selling Securityholder and information filed with the SEC, set forth information regarding the beneficial ownership of shares of our common stock owned by the Selling Securityholder as of January 5, 2021. Beneficial ownership is determined in accordance with rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. The potential acquisition of additional shares of common stock by the Selling Securityholder through the conversion of the principal balances of loans outstanding under the 2019 Loan Agreement and 2020 Loan Agreement is discussed below under the caption “Certain Transactions and Relationships Between AgeX and the Selling Securityholder.” Shares of common stock that may be issued to the Selling Securityholder upon the conversion of future loans that may be made under the 2020 Loan Agreement or upon the exercise of any Warrants that may be issued to the Selling Securityholder in the future if additional loans are made under the 2020 Loan Agreement, are not included as shares beneficially owned because the amount of those shares will depend on future lending events and market prices for AgeX common stock which are not presently determinable.

The percentage of shares beneficially owned is based on 37,691,047 shares of our common stock issued and outstanding as of January 5, 2021. Shares of our common stock that the Selling Securityholder has the right to acquire within 60 days of the filing date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of the Selling Securityholder’s holdings. The number of shares and percentage of our outstanding common stock to be beneficially owned after completion of this offering assumes that the Selling Securityholder will sell all the Resale Shares offered hereby. The Selling Securityholder may offer all, some, or none of the Resale Shares. The Selling Securityholder may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. As discussed above, the Selling Securityholder may also acquire additional shares of AgeX common stock through the conversion of the principal balance of future loans to AgeX and the exercise of any additional Warrants that may be issued in connection with any such future loans.

Information concerning the Selling Securityholder may change over time. Any changed information will be set forth in amendments to the registration statement of which this prospectus forms a part or in supplements to this prospectus, if and when necessary or as otherwise required by law.

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	Beneficial Ownership of		Common Stock	Beneficial Ownership
	Common Stock Prior		Saleable	of Common Stock
	to the Offering		Pursuant	After the Offering (2)
	Number of	Percent of	to This	Number of	Percent of
Name of Selling Stockholder	Shares(1)	Class	Prospectus	Shares(2)	Class (2)

Juvenescence Limited	23,354,529	52.37%	19,366,799	3,987,730	8.94%

(1) The Selling Securityholder beneficially owns an aggregate of 23,354,529 shares of common stock, representing (i) 16,447,500 shares of common stock held directly, (ii) 150,000 shares of common stock that may be acquired on exercise of the 2019 Warrants, (iii) 2,769,299 shares of common stock that may be acquired on exercise of New Warrants issued connection with advances under the 2020 Loan Agreement, and (iv) an additional 3,987,730 shares the Selling Securityholder may acquire through the conversion of the principal balance of the current amounts outstanding under the 2020 Loan Agreement that may be issued as of January 5, 2021 (based upon the last closing price of the common stock on that date) and assuming exercise of all Warrants. In connection with AgeX’s receipt of $1.0 million on January 4, 2021 through a draw under the 2020 Loan Agreement, additional New Warrants to purchase 328,947 shares of common stock will be issued to Juvenescence upon approval of an additional listing application by the NYSE American. The shares issuable upon the exercise of those New Warrants are not included herein.

(2) Assumes that all of the Resale Shares held by the Selling Securityholder covered by this prospectus are sold and that the Selling Securityholder acquires no additional shares of common stock before the completion of this offering. However, as the Selling Securityholder can offer all, some, or none of their Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the Selling Securityholder will ultimately offer or sell under this prospectus.

Certain Transactions and Relationships Between AgeX and the Selling Securityholder

Board of Directors Representation

Although there presently are no agreements entitling Juvenescence to appoint any person to AgeX’s Board of Directors, Gregory Bailey who is the Chief Executive Officer of Juvenescence and a member of its board of directors, is the Chairman of AgeX’s Board of Directors and serves as a member of the Compensation Committee and Nominating & Corporate Governance Committee of the AgeX Board of Directors.

Compensation of Our Chief Operating Officer

Since October 2018, AgeX’s Chief Operating Officer, Nafees Malik, who is an employee of Juvenescence, has been devoting a majority of his time to AgeX’s operations for which AgeX reimburses Juvenescence for his services on an agreed upon fixed annual rate of $272,000 from October 18, 2018 through March 10, 2019 and $283,000 from March 11, 2019 through December 31, 2019. Additionally, Dr. Malik received a $50,000 bonus in March 2019. As of December 31, 2019, AgeX had accrued approximately $71,000 payable to Juvenescence for Dr. Malik’s services rendered.

2019 Loan Agreement and Warrant Agreement

On August 13, 2019 AgeX and Juvenescence entered into a Loan Facility Agreement (the “2019 Loan Agreement”) pursuant to which Juvenescence provided AgeX a $2.0 million line of credit for a period of 18 months. As of March 30, 2020, AgeX had drawn all of the $2.0 million.

In lieu of interest, AgeX issued to Juvenescence 19,000 shares of AgeX common stock concurrently with the first draw down of funds under the 2019 Loan Agreement. However, if AgeX fails to repay the loan when due, interest at the rate of 10% per annum, compounded daily, will accrue on the unpaid balance from the date the payment was due.

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In lieu of repayment of funds borrowed, AgeX may convert the loan balance (including principal and accrued interest, if any) into AgeX common stock or “units” if AgeX consummates a “Qualified Offering” which means a sale of common stock (or common stock paired with warrants or other convertible securities in “units”) in which the gross sale proceeds are at least $7.5 million.

Events of Default under the 2019 Loan Agreement include: (i) AgeX fails to pay any amount in the manner and at the time provided in the 2019 Loan Agreement and the failure to pay is not remedied within 10 business days; (ii) AgeX fails to perform any of its obligations under the 2019 Loan Agreement and if the failure can be remedied it is not remedied to the satisfaction of Juvenescence within 10 business days after notice to AgeX; (iii) other indebtedness for money borrowed in excess of $100,000 becomes due and payable or can be declared due and payable prior to its due date or if indebtedness for money borrowed in excess of $25,000 is not paid when due; (iv) AgeX stops payment of its debts generally or discontinues its business or becomes unable to pay its debts as they become due or enters into any arrangement with creditors generally, (v) AgeX becomes insolvent or begins liquidation or administration or other insolvency procedures, or a receiver, trustee or similar officer is appointed in respect of all or any part of its assets and such appointment continues undischarged or unstayed for sixty days, (vi) it becomes illegal for AgeX to perform its obligations under the 2019 Loan Agreement or any governmental permit, license, consent, exemption or similar requirement for AgeX to perform its obligations under the 2019 Loan Agreement or to carry out its business is not obtained or ceases to remain in effect; (vii) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of AgeX if such process is not released, vacated or fully bonded within sixty calendar days after its issue or levy; (viii) any injunction, order or judgement of any court is entered or issued which in the opinion of Juvenescence materially and adversely affects the ability of AgeX to carry out its business or to pay amounts owed to Juvenescence under the 2019 Loan Agreement, and (ix) there is a change in AgeX’s financial condition that in the opinion of Juvenescence materially and adversely affects, or is likely to so affect, its ability to perform any of its obligations under the 2019 Loan Agreement.

As consideration for the line of credit under the 2019 Loan Agreement, AgeX issued to Juvenescence warrants to purchase 150,000 shares of AgeX common stock (the 2019 Warrants”). The exercise price of the 2019 Warrants is $2.60 per share, which was the volume weighted average price on the NYSE American (VWAP) of AgeX common stock over the twenty trading days prior to the date the 2019 Warrants were issued. The 2019 Warrants will expire at 5:00 p.m. New York Time three years after the date of issue. The number of shares issuable upon exercise of the 2019 Warrants and the exercise price per share are subject to adjustment upon the occurrence of certain events such as a stock split or reverse split or combination of the common stock, stock dividend, recapitalization or reclassification of the common stock, and similar events.

AgeX has entered into a Registration Rights Agreement to register the 19,000 shares issuable under the 2019 Loan Agreement and the 150,000 2019 Warrants and underlying shares for resale under the Securities Act, and those shares are included in this prospectus as Resale Shares.

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2020 Loan Agreement and New Warrant Agreement

On March 30, 2020, AgeX and Juvenescence entered into a new Secured Convertible Facility Agreement (the “2020 Loan Agreement”) pursuant to which Juvenescence has agreed to provide to AgeX an $8.0 million line of credit for a period of 18 months on substantially the same terms as the 2019 Loan Agreement, except that (a) all loans to AgeX under the 2020 Loan Agreement in excess of an initial $500,000 advance are subject to Juvenescence’s discretion, (b) AgeX may not draw more than $1.0 million in any single draw, (c) in lieu of accrued interest, AgeX will issue to Juvenescence 28,500 shares of AgeX common stock when AgeX has borrowed an aggregate of $3.0 million under the 2020 Loan Agreement, (d) AgeX will issue to Juvenescence warrants to purchase shares of AgeX common stock (“New Warrants”) in amounts determined by the warrant formula described below, (e) the Repayment Date for outstanding principal balance of the loan under the 2020 Loan Agreement will be March 30, 2023, (f) before Juvenescence funds additional loans after the first two draws of funds under the 2020 Loan Agreement, a Security and Pledge Agreement (the “Security Agreement”) will go into effect granting Juvenescence a security interest in all of the assets of AgeX and AgeX’s subsidiaries ReCyte Therapeutics and Reverse Bioengineering, Inc. (the “Guarantor Subsidiaries” or each a “Guarantor Subsidiary”) (g) the Guarantor Subsidiaries will guarantee AgeX’s obligations under the 2020 Loan Agreement if AgeX makes more than two draws of funds under the 2020 Loan Agreement and (h) Juvenescence has the right to convert the principal amount of outstanding loans under the 2020 Loan Agreement into shares of AgeX common stock at the Market Price as defined in the 2020 Loan Agreement. Further, in addition to the Events of Default described herein, additional Events of Default will arise under the 2020 Loan Agreement if (i) AgeX or any of the Guarantor Subsidiaries sells, leases, licenses, consigns, transfers, or otherwise disposes of a material part of its assets other than inventory in the ordinary course of business or certain intercompany transactions, or certain other limited permitted transactions, unless Juvenescence approves, (ii) the security interests under the Security Agreement, if in effect, are not valid or perfected, or AgeX or a Guarantor Subsidiary contests the validity of its obligations under the 2020 Loan Agreement or Security Agreement or other related agreement with Juvenescence, or there is a loss, theft, damage or destruction of a material portion of the collateral, (iii) any representation, warranty, or other statement made by AgeX or a Guarantor Subsidiary under the 2020 Loan Agreement is incomplete, untrue, incorrect, or misleading, or (iv) AgeX or a Guarantor Subsidiary suspends or ceases to carry on all or a material part of its business or threatens to do so.

Each time AgeX receives an advance of funds under the 2020 Loan Agreement, AgeX will issue to Juvenescence a number of New Warrants equal to 50% of the number determined by dividing the amount of the advance by the applicable Market Price. The Market Price will be the closing price per share of AgeX common stock on the NYSE American or other national securities exchange on the date of the applicable notice from AgeX requesting a draw of funds that triggers the obligation to issue New Warrants; provided, however that if AgeX common stock is not traded on a national securities exchange the Market Price shall be determined with reference to closing prices quoted or bid and asked prices on the OTC Bulletin Board or similar quotation system averaged over twenty consecutive trading days. The exercise price of the New Warrants will be the applicable Market Price. The New Warrants will expire at 5:00 p.m. New York time three years after the date of issue.

The 2020 Loan Agreement was amended during July 2020. The amendment waived (i) the provisions requiring that, as a condition to the funding of a third draw of funds, AgeX and the Guarantor Subsidiaries execute a Security Agreement and related documents pledging certain assets as collateral, and (ii) certain provisions providing that the Guarantor Subsidiaries guarantee AgeX’s obligations under the 2020 Loan Agreement, in each case subject to an acknowledgement by AgeX and the Guarantor Subsidiaries that Juvenescence may, in its discretion, condition any advances under the 2020 Loan Agreement subsequent to the third draw of funds on the receipt of such collateral agreements and guarantees. In addition, the 2020 Loan Agreement and the related Warrant Agreement were amended to place certain limits on the number of shares that may be issued to Juvenescence upon conversion of outstanding loan amounts or exercise of the warrants, in order to comply with applicable NYSE American listing requirements. The 2020 Loan Agreement provided that no more than 19.9% of the shares outstanding at March 30, 2020 may be issued upon conversion of any advance outstanding under the 2020 Loan Agreement at a conversion price that is lower than the market price of AgeX common stock at the time the applicable advance being converted was made, and no advances may be converted into common stock and no New Warrants may be exercised, in an amount that would cause Juvenescence’s ownership to equal or exceed 50% of the number of shares of AgeX common stock outstanding (the “50% cap”), in each case without the approval of AgeX’s stockholders. As required by the 2020 Loan Agreement, at the 2020 annual meeting of stockholders AgeX submitted to its stockholders a proposal to permit Juvenescence to convert loans outstanding under the 2020 Loan Agreement and to exercise warrants without regard to the 19.9% and 50% cap limitations. The stockholders approved that proposal.

Through January 4, 2021, AgeX drew a total of $6.5 million against the $8.0 million line of credit under the 2020 Loan Agreement. AgeX may draw additional funds from time to time subject to Juvenescence’s discretion, prior to the Repayment Date on March 30, 2023. AgeX may not draw down funds if an “Event of Default” under the 2020 Loan Agreement has occurred and is continuing and AgeX may not draw down more than $1.0 million in any single draw. In lieu of accrued interest, AgeX issued to Juvenescence 28,500 shares of AgeX common stock when AgeX borrowed an aggregate of $3.0 million under the 2020 Loan Agreement on July 27, 2020. AgeX issued New Warrants to purchase 2,769,299 shares of AgeX common stock for the $6.5 million of loans drawn through January 4, 2021. In connection with AgeX’s receipt of $1.0 million on January 4, 2021 through a draw under the 2020 Loan Agreement, additional New Warrants to purchase 328,947 shares of common stock will be issued to Juvenescence upon approval of an additional listing application by the NYSE American.

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AgeX has entered into an amendment to the Registration Rights Agreement to include as registrable securities under the Registration Rights Agreement the 28,500 shares of common stock issued under the 2020 Loan Agreement, and the New Warrants and shares of common stock issuable upon exercise of the New Warrants. As of January 4, 2021, the 28,500 shares of common stock and 2,769,299 New Warrants had been issued and are included in this prospectus. Additional New Warrants that may be issued under the 2020 Loan Agreement are not included in this prospectus as Resale Shares.

PLAN OF DISTRIBUTION FOR THE SELLING SECURITYHOLDER

The Selling Shareholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares on the NYSE American or any other securities exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	sales by a broker-dealer of a specified number of such shares at a stipulated price per share, pursuant to agreements between the Selling Shareholder and broker-dealer;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, loans or pledges entered into after the effective date of the registration statement of which this prospectus is a part;

●	writing or settlement of options, derivative securities or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell the Resale Shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part.

Broker-dealers engaged by the Selling Securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown, in each case in compliance with Rule 2121 of the Financial Industry Regulatory Authority.

In connection with any permitted short sale, loan, pledge, option, derivative or hedging transaction, the Selling Securityholder may enter into agreements with broker-dealers or other financial institution that in turn engage in short sales of our common stock in the course of hedging the positions they assume. If any Resale Shares are delivered to a broker-dealer or other financial institution in connection with any such transaction, the broker-dealer or other financial institution may resell the Resale Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, including, if necessary, updates to the list of Selling Securityholder to include such broker-dealer or financial institution).

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The Selling Securityholder may also transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholder and any brokers, dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of any Resale Shares purchased by them may be deemed to be underwriting compensation under the Securities Act. The Selling Shareholder has advised us that it does not have any written or oral agreement, understanding or arrangement, directly or indirectly, with any broker, dealer, agent or other person regarding the sale of the Resale Shares. There are no underwriters or coordinating brokers acting in connection with the proposed sale of the Resale Shares by the Selling Securityholder.

Because the Selling Securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the requirements of the Securities Act to deliver this prospectus to each purchaser at or prior to the time of the sale. We have informed the Selling Securityholder of this requirement, and we will make copies of this prospectus available to them.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Securityholder or any other person.

We will pay certain fees and expenses incurred by us incident to the registration of the Resale Shares, including SEC filing fees, fees and expenses of compliance with securities laws, and various related expenses. The Selling Securityholder is responsible for all discounts, selling commissions and other costs related to their offer and sale of the Resale Shares.

Under the Registration Rights Agreement, as amended, between AgeX and the Selling Securityholder, we have agreed to indemnify each other from certain liabilities, including those arising under the Securities Act, in connection with the registration of the Resale Shares for sale, and the offer and sale of Resale Shares, through this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Thompson Welch Soroko & Gilbert LLP, San Rafael and San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The balance sheets of AgeX, Inc. as of December 31, 2019 and 2018, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

Our website address is www.agexinc.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus or considered a part thereof.

We make available, free of charge, through the “Investors” section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

● Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 31, 2020, and Amendment No. 2 on Form 10-K/A filed with the SEC on May 22, 2020;

● Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, as filed with the SEC on May 14, 2020, August 14, 2020, and November 16, 2020, respectively;

● Our Current Reports on Form 8-K, as filed with the SEC on January 6, March 16, April 30, May 21, June 5, June 12, July 30, September 18, November 10, and December 29, 2020; and January 5 and January 7, 2021; and

● The description of our common stock included in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding those portions of such reports and documents furnished to, rather than filed with, the SEC) will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct any requests to:

AgeX Therapeutics, Inc.

1101 Marina Village Parkway

Suite 201

Alameda, California 94501

(510) 671-8370

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The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 8, 2021.

PROSPECTUS SUPPLEMENT

Up to $12,600,000

COMMON STOCK

We have entered into a sales agreement, with Chardan Capital Markets LLC, or Chardan, dated January 8, 2021, relating to the sale of our shares of common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $12.6 million from time to time through Chardan, acting as our sales agent.

Our common stock is listed on the NYSE American under the symbol “AGE.” The last reported sale price of our common stock on January 5, 2021 was $1.63 per share.

The aggregate market value of AgeX’s outstanding voting and nonvoting common equity held by non-affiliates determined in accordance with General Instruction I.B.6 to Form S-3 is $37,903,811, based on 20,712,465 shares of common stock held by non-affiliates and a $1.83 closing price of the common stock on the NYSE American on a date within 60 days prior to the date of this prospectus supplement. No securities have been sold by AgeX pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus. While the aggregate market value of AgeX’s outstanding voting and nonvoting common equity held by non-affiliates computed in accordance with General Instruction I.B.6 to Form S-3 is less than $75.0 million, the maximum amount of common stock that we may sell through this prospectus supplement may not exceed one-third of the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates determined in accordance with General Instruction I.B.6 to Form S-3 on the date of sale.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Chardan is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the sales agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Chardan for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross sales price of our common stock sold pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Chardan. In connection with the sale of the common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Chardan with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. See the risk factors listed in the “Summary” beginning on page S-3 and the risk factors explained in “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as those contained in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chardan

The date of this prospectus supplement is         , 2021

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock and other securities having an aggregate offering price of up to $50,000,000 under the accompanying prospectus. Under this prospectus supplement and the accompanying prospectus, we may offer shares of our common stock having an aggregate offering price of up to $12.6 million from time to time at prices and on terms to be determined by market conditions at the time of offering.

We are providing information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Information Incorporated By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and Chardan has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where such offers and sales are permitted. No action has been or will be taken in any jurisdiction by us or Chardan that would permit a public offering of the common stock or the possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-1

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement contains and incorporates by reference estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of those markets and their projected growth rates We obtained the industry, market and other data from our own internal estimates and research, as well as from independent industry publications and other publicly available information, including information from government agencies. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of third-party information and we have not independently verified that information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, estimates, forecasts, projections, market research or similar data is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in that data and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including but not limited to those regarding our strategy, plans, objectives, expectations, prospects, future operations, capital resources, financial position, projected costs of and progress with development of our diagnostic test, regulatory requirements and approvals, commercialization of our product candidates, collaborations, competition, market exclusivity, and intellectual property, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on the beliefs and assumptions of our management based on information currently available to management but such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These important factors include but are not limited to those discussed under the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus, and our Annual Report on Form 10-K and the other periodic reports and other filings that we file from time to time with the SEC. Accordingly, we cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or that any information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this note. Before purchasing any shares of common stock, you should consider carefully all of the factors set forth or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that could cause actual results to differ.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-6 of this prospectus supplement, the financial statements and related notes, and the other information incorporated by reference herein, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other filings with the Securities and Exchange Commission, or the SEC, that we file from time to time.

Unless the context otherwise requires, all references in this prospectus to “AgeX,” “we,” “us,” “our,” or similar words refer to AgeX Therapeutics, Inc. together with our consolidated subsidiaries.

Overview

We are a biotechnology company focused on the development and commercialization of novel therapeutics targeting human aging and degenerative diseases. Our mission is to apply our comprehensive experience in fundamental biological processes of human aging to a broad range of age-associated medical conditions. We believe that demand for therapeutics addressing such conditions is on the rise, commensurate with the demographic shift of aging in the United States and many other industrialized countries.

Our proprietary technology, based on telomerase-mediated cellular immortality and regenerative biology, allows us to utilize telomerase-expressing regenerative pluripotant stem cells (“PSCs”) for the manufacture of cell-based therapies to regenerate tissues afflicted with age-related chronic degenerative disease. Our main technology platforms and product candidates are:

●	PureStem® PSC-derived clonal embryonic progenitor cell lines that may be capable of generating a broad range of cell types for use in cell-based therapies;

●	UniverCyte™ which uses the HLA-G gene to suppress rejection of transplanted cells and tissues to confer low immune observability to cells;

●	AGEX-BAT1 using adipose brown fat cells for metabolic diseases such as Type II diabetes;

●	AGEX-VASC1 using vascular progenitor cells to treat tissue ischemia; and

●	Induced tissue regeneration or iTR technology to regenerate or rejuvenate cells to treat a variety of degenerative diseases including those associated with aging, as well as other potential tissue regeneration applications such as scarless wound repair.

We own or have licenses to a number of patents and patent applications used in the generation of these technologies and product candidates, as well as a license to use patented HyStem® delivery matrices for the transplant of therapeutic cells.

AgeX plans to use or license its patented UniverCyte™ technology to produce HLA-G-modified pluripotent stem cells that may be used by AgeX or potential licensees such as other biotechnology or pharma companies to derive universally transplantable specific cell types suitable for use in cellular transplant therapies.

AgeX’s other product candidates and its iTR technology are in the discovery stage. The next steps in the development pathway for those product candidates, including any product candidates developed with iTR technology, is the performance of proof-of-concept studies in animal models, potentially followed by further pre-clinical lab and animal studies needed to prepare an investigational new drug or IND submission to the United States Food and Drug Administration or FDA, or a comparable foreign regulatory agency, for permission to commence clinical trials.

We are also sponsoring a research program to derive neural stem cells from PSCs to treat Huntington’s Disease, for which proof of concept studies in animal models have already been conducted at a California university. These neural stem cells may also have applications in other neurological diseases and disorders, such as Alzheimer’s disease and stroke.

S-3

Corporate Information

We were incorporated in 2017 in the state of Delaware and were formerly a majority-owned subsidiary of Lineage Cell Therapeutics, Inc. (formerly known as BioTime, Inc.) (“Lineage”), a publicly-traded biotechnology company. Since December 28, 2018, we ceased to be a subsidiary of Lineage for financial reporting purposes when Lineage’s percentage ownership of our outstanding common stock declined below 50%. As of the date of this prospectus supplement, Lineage’s ownership interest in our common stock has decreased to below 5%, and Lineage no longer exercises significant influence over our operations and management. Our principal executive offices are located at 1101 Marina Village Parkway, Suite 201, Alameda, California 94501. Our telephone number is (510) 671-8370. Our website is www.agexinc.com. Information contained on, or that can be accessed through, our website, is not, and shall not be considered part of, or deemed to be incorporated in, this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we intend to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	allowance to provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’ s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	exemption from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.07 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you have beneficial ownership.

S-4

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $12,600,000.

Common stock to be outstanding immediately after this offering(1)	Up to 45,419,064 shares of common stock will be outstanding, assuming sales of 7,730,061 shares of our common stock in this offering at an assumed public offering price of $1.63 per share, which was the last reported sale price of our common stock on the NYSE American on January 5, 2021, and assuming that no outstanding stock options or warrants are exercised and none of the loans to us from Juvenescence Limited or Juvenescence are converted into shares of our common stock. The actual number of shares sold will vary depending on the sales price under this offering and the number of authorized but unissued shares we have available for sale.

Plan of Distribution	“At the market offering” that may be made from time to time through Chardan. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering, if any, for research and product development, and for general corporate and working capital purposes. We may also use net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no binding agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” beginning on page S-8 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 6 of the accompanying prospectus, and more particularly the risk factors discussed in the documents and other information incorporated by reference in or included in this prospectus supplement, for a discussion of the risks you should carefully consider before investing in our common stock. See “RISK FACTORS.”

NYSE American symbol	“AGE”

(1)The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 37,689,003 shares of our common stock outstanding as of September 30, 2020, and excludes:

●	2,638,401 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020 and 609,845 shares of our common stock issuable upon the exercise of warrants issued after September 30, 2020; with exercise prices ranging from $0.70 to $2.60 per share;

●	2,853,479 shares of our common stock issuable upon exercise of options outstanding under our Equity Incentive Plan as of September 30, 2020, with a weighted-average exercise price of $2.51 per share;
●	31,250 restricted stock units issued to our executive officers under our Equity Incentive Plan;
●	1,046,521 shares of our common stock available for future grants under our Equity Incentive Plan as of September 30, 2020; and

●	Shares that may be issued upon the conversion of loans to us from Juvenescence.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded, before you decide to invest in our securities, including without limitation the risk factors listed under Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K, as amended, as filed with the Securities Exchange Commission on April 1, 2020 and in our Quarterly Reports on Form 10-Q filed with the SEC. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We do not meet the NYSE American (the “Exchange”) $2,000,000 minimum stockholders equity requirement for continued listing of our common stock on the Exchange, and as a result our common stock could be delisted if we do not meet the Exchange’s continued listing standards by December 1, 2021 or if prior to that date we do not make progress toward compliance, satisfactory to the Exchange, under a compliance plan we submitted to the Exchange.

On June 1, 2020 we received a letter (the “Deficiency Letter”) from the staff of the Exchange indicating that AgeX does not meet certain of the Exchange’s continued listing standards as set forth in Section 1003(a)(i) of the Exchange Company Guide in that we have stockholders equity of less than $2,000,000 and have incurred losses from continuing operations and/or net losses during our two most recent fiscal years. Pursuant to Section 1009 of the Exchange Company Guide and as provided in the Deficiency Letter provided the Exchange staff with a plan (the “Compliance Plan”) advising the Exchange staff of action we have taken and will take that would bring AgeX into compliance with the Exchange’s continued listing standards by December 1, 2021. The Exchange staff has accepted our Compliance Plan. The Exchange staff will review AgeX’s compliance with the Compliance Plan on a quarterly basis and if AgeX does not show progress consistent with the Compliance Plan or is not in compliance with the Exchange’s continued listing standards by December 1, 2021, the Exchange will commence delisting procedures. If the Exchange staff determines that AgeX is not in compliance with the Compliance Plan at any time, the Exchange staff will promptly initiate delisting proceedings.

AgeX intends to make arrangements to have its common stock quoted on the OTC Bulletin Board if its common stock is delisted from the Exchange.

If we are unable to maintain the listing of our common stock on the Exchange or another national securities exchange, our common stock could become subject to the so-called “penny stock” rules if the shares have a market value of less than $5.00 per share. The SEC has adopted regulations that define a penny stock to include any stock that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for stock traded on a national securities exchange. The SEC regulations impose restrictive sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. An accredited investor generally is a person whose individual annual income exceeded $200,000, or whose joint annual income with a spouse exceeded $300,000 during the past two years and who expects their annual income to exceed the applicable level during the current year, or a person with net worth in excess of $1.0 million, not including the value of the investor’s principal residence and excluding mortgage debt secured by the investor’s principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by the investor within 60 days prior to the date of the transaction shall not be excluded from the determination of the investor’s net worth unless the mortgage debt was incurred to acquire the residence. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. This means that if we are unable maintain the listing of our common stock on a national securities exchange, the ability of stockholders to sell their AgeX common stock in the secondary market could be adversely affected.

S-6

If a transaction involving a penny stock is not exempt from the SEC’s rule, a broker-dealer must deliver a disclosure schedule relating to the penny stock market to each investor prior to a transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and its registered representative, current quotations for the penny stock, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer’s account and information on the limited market in penny stocks.

We have broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive from this offering, and may not use them effectively.

Our management has broad discretion in the use of our available cash and other sources of funding, including the net proceeds we receive in this offering, and could spend those resources for purposes other than those described in the “Use of Proceeds” portion of this prospectus supplement, and in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest our available cash, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 7,730,061 shares of our common stock are sold at a price of $1.63 per share, the last reported sale price of our common stock on the Exchange on January 5, 2021, for aggregate gross proceeds of approximately $12.6 million and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.49 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-9 of this prospectus supplement. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with Chardan and compliance with applicable law, we have the discretion to deliver placement notices to Chardan at any time throughout the term of the Sales Agreement. The number of shares that are sold by Chardan after our delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Chardan.

The shares of common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $12.6 million from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Chardan as a source of financing.

We currently intend to use the net proceeds from this offering primarily for research and product development, and for general corporate and working capital purposes. We expect to use proceeds of the offering to advance research and development of our main technology and product candidate platforms:

●	UniverCyte™;

●	AGEX-BAT1;

●	AGEX-VASC1; and

●	Induced tissue regeneration or iTR technology.

We have not earmarked specific amounts of proceeds to the foregoing uses at this time, and our decision on the application of funds to those programs will depend on a variety of factors, including but not limited to the total amount of funds available to us and progress made in research and development.

We may contribute proceeds to one or more of our current subsidiaries or subsidiaries that we organize in the future for research and product development and commercialization of products and technologies. We may sponsor research and product development at universities or other academic institutions, with the goal of obtaining rights to license inventions, patents, and rights to manufacture or have manufactured, and to sell or otherwise commercialize any products that may be developed under such arrangements, and we may use proceeds of this offering for those purposes. We may also enter into contracts with third parties to perform research or laboratory or manufacturing services for us and we may use proceeds for those purposes.

In addition, as part of our strategic business planning, we regularly research and evaluate opportunities to acquire businesses or technologies that we believe are complementary to our own product development efforts and fields of interest. We may use net proceeds from the offering to invest in or acquire businesses or assets, including also licensing rights to use technologies. However, we have no binding agreements with respect to any such acquisitions in place as of the date of this prospectus supplement.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. For example, we may determine to abandon the development of one or more of our product candidates or technologies, or we may prioritize the development of one or more product candidates or technologies, and we may select or acquire and prioritize the development of new product candidates and technologies. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our board of directors believes the flexibility in application of the net proceeds is prudent.

Pending application of the net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors deems relevant.

S-8

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2020 was approximately $(5.5) million, or $(0.15) per share. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of our common stock outstanding as of September 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the issuance and sale of 7,730,061 shares of common stock in this offering at an assumed offering price of $1.63 per share, the last reported sale price of our common stock on the Exchange on January 5, 2021, and after deducting estimated offering commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $6.6 million, or $0.14 per share. This represents an immediate increase in as adjusted net tangible book value of $0.29 per share to existing stockholders and an immediate dilution of $1.49 per share to new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share		$1.63
Net tangible book value per share as of September 30, 2020	$(0.15)
Increase in net tangible book value per share attributable to this offering	$0.29
As adjusted net tangible book value per share as at September 30, 2020, after giving effect to this offering		$0.14
Dilution per share to new investors participating in this offering		$1.49

The above discussion and table are based on 37,689,003 shares of our common stock outstanding as of September 30, 2020, and excludes:

●	2,638,401 shares of our common stock issuable upon exercise of warrants outstanding as of September 30, 2020, with exercise prices ranging from $0.70 to $2.60 per share;

●	2,853,479 shares of our common stock issuable upon exercise of options outstanding under our Equity Incentive Plan as of September 30, 2020, with a weighted-average exercise price of $2.51 per share;

●	31,250 restricted stock units issued to our executive officers under our Equity Incentive Plan;

●	1,046,521 shares of our common stock available for future grants under our Equity Incentive Plan as of September 30, 2020; and

●	Shares that may be issued upon the conversion of loans to us from Juvenescence.

To the extent that any outstanding options or warrants are exercised, new options, restricted stock or restricted stock units are issued under our equity incentive plan, shares of common stock are sold under our employee stock purchase plan or we otherwise issue additional shares of common stock or other equity or convertible debt securities in the future, you will experience further dilution.

S-9

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Chardan, under which we may issue and sell our shares of common stock from time to time up to an aggregate sales price of $12,600,000 through Chardan. The Sales Agreement is filed as Exhibit 1.1 to our Registration Statement on Form S-3 of which this prospectus supplement forms a part, and is incorporated by reference in this prospectus supplement. Sales of our shares of common stock, if any, under this prospectus supplement will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Exchange or any other existing trading market for our shares of common stock. If authorized by us in writing, Chardan may purchase our shares of common stock as principal.

When requested by us, Chardan will offer shares of common stock subject to the terms and conditions of the Sales Agreement, which may be on a daily basis for periods of time, or as otherwise agreed upon by us and Chardan. We will designate the maximum amount of common stock to be sold through Chardan when we request Chardan to do so. Chardan has agreed, subject to the terms and conditions of the Sales Agreement, to use commercially reasonable efforts to execute our orders to sell, as our sales agent and on our behalf, our shares of common stock submitted to Chardan from time to time by us, consistent with its normal sales and trading practices on mutually agreed terms between the sales agent and us. We may instruct Chardan not to sell shares of common stock if the sales cannot be effected at or above a price designated by us in any such instruction. We or Chardan may suspend the offering of shares of common stock under the Sales Agreement upon proper notice to the other party. Chardan and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to Chardan as sales agent is equal to 3.0% of the gross sales price of the our shares of common stock sold through it pursuant to the Sales Agreement, and we will, subject to the terms of any additional agreements between us and Chardan, reimburse Chardan for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by Chardan, up to a maximum aggregate amount of $75,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by a governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds from the sale of such shares.

Chardan will provide written confirmation to us following the close of trading on the Exchange each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through Chardan as sales agent on that day, the volume weighted average price of the shares of common stock sold and the net proceeds to us. Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through Chardan under the Sales Agreement, and the net proceeds to us and the compensation paid by us in connection with such sales.

In connection with the sale of our common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Chardan will be deemed to be underwriting commissions or discounts.

We have agreed in the Sales Agreement to provide indemnification and contribution to Chardan against certain liabilities, including liabilities under the Securities Act. As a sales agent, Chardan will not engage in any transactions that stabilizes our shares of common stock.

Our common stock is listed on the Exchange and trades under the symbol “AGE.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all common stock subject to the Sales Agreement and this prospectus supplement, and (ii) the termination of the Sales Agreement according to its terms by either Chardan or us.

Chardan has provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their respective businesses, Chardan may actively trade our securities for their own respective accounts or for the accounts of customers, and, accordingly, Chardan may at any time hold long or short positions in such securities.

S-10

This prospectus in electronic format may be made available on a website maintained by Chardan and Chardan may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Thompson Welch Soroko & Gilbert LLP, San Rafael and San Francisco, California. Chardan Capital Markets LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The balance sheets of AgeX Therapeutics, Inc. as of December 31, 2019 and 2018, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2019, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

Our website address is www.agexinc.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof.

We make available, free of charge, through the “Investors” section of our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 31, 2020, and Amendment No. 2 on Form 10-K/A filed with the SEC on May 22, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, as filed with the SEC on May 14, 2020, August 14, 2020, and November 16, 2020, respectively;

S-11

●	Our Current Reports on Form 8-K, as filed with the SEC on January 6, March 16, April 30, May 21, June 5, June 12, July 30, September 18, November 10, and December 29, 2020; and January 5 and January 7, 2021; and

●	The description of our common stock included in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (excluding those portions of such reports and documents furnished to, rather than filed with, the SEC) will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct any requests to:

AgeX Therapeutics, Inc.

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

(510) 671-8370

S-12

Up to $12,600,000

Common Stock

PROSPECTUS SUPPLEMENT

Chardan

           , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC Registration Fee and the FINRA filing fee, are estimated:

SEC registration fee		$9,082.39
FINRA filing fee		$8,000.00
Stock exchange listing fee	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*

Total	$	*

* To be filed by amendment.

Item 15.	Indemnification of Officers and Directors.

The registrant’s Certificate of Incorporation provides that the liability of the directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent permissible under Delaware law, except for the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. The corporation is authorized to indemnify directors, officers, and agents to the fullest extent permissible under Delaware law.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The foregoing summary is subject to the complete text of the applicable statutes and the Certificate of Incorporation and Bylaws of the registrant and is qualified in its entirety by reference to such documents.

The registrant also maintains directors’ and officers’ liability insurance coverage and may enter into indemnification agreements with its officers and directors.

II-1

Item 16.	Exhibits.

a)	Exhibits.

Exhibit Numbers	Exhibit Description
1.1*	Sales Agreement, dated January 8, 2021, by and between AgeX Therapeutics, Inc. and Chardan Capital Markets LLC

3.1	Certificate of Incorporation (Incorporated by reference to AgeX Therapeutics, Inc.’s Form 10-12(b) filed with the Securities and Exchange Commission on June 8, 2018)

3.2	Bylaws (Incorporated by reference to AgeX Therapeutics, Inc.’s Form 10-12(b) filed with the Securities and Exchange Commission on June 8, 2018)

4.1	Specimen common stock certificate (Incorporated by reference to Amendment No. 2 to AgeX Therapeutics, Inc.’s Form 10-12(b) filed with the Securities and Exchange Commission on August 30, 2018)

4.2	Warrant Agreement, dated August 13, 2019, by and between AgeX Therapeutics, Inc. and Juvenescence Limited (Incorporated by reference to AgeX Therapeutics, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2019)

4.3	Form of Warrant (included in Exhibit 4.2)

4.4	Warrant Agreement, dated March 30, 2020, between AgeX Therapeutics, Inc. and Juvenescence Limited (Incorporated by reference to AgeX Therapeutics, Inc. Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020)

4.5	First Amendment to Warrant Agreement, dated July 21, 2020, between AgeX Therapeutics, Inc. and Juvenescence Limited (Incorporated by reference to AgeX Therapeutics, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2020)

4.6	Form of Warrant (Included in Exhibit 4.4)

4.7**	Form of Warrants

4.8**	Form of Unit Agreement

5.1*	Opinion of Thompson Welch Soroko & Gilbert LLP as to the legality of the securities being registered

23.1*	Consent of OUM & Co., LLP

23.2*	Consent of Thompson Welch Soroko & Gilbert LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages to the registration statement).

* Filed herewith.

** To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed pursuant to Rule 424(b)(3) as part of a registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alameda, California, on January 8, 2021.

AGEX THERAPEUTICS, INC.

By:	/s/ Michael D. West
Michael D. West President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Andrea Park, his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Michael D. West	Chief Executive Officer and Director	January 8, 2021
Michael D. West	(Principal Executive Officer)

/s/ Andrea Park	Chief Financial Officer and Treasurer	January 8, 2021
Andrea Park	(Principal Financial and Accounting Officer)

/s/ Gregory Bailey		January 8, 2021
Gregory Bailey	Director

/s/ Annalisa Jenkins		January 8, 2021
Annalisa Jenkins	Director

/s/ Michael May		January 8, 2021
Michael May	Director

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